UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2014 (March 18, 2014)

STARBOARD RESOURCES INC
(Exact name of registrant as specified in its charter)

Delaware	333-191139	45-5634053
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

300 E. Sonterra Blvd, Suite 1220	78258
San Antonio, Texas (Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(210) 999-5400 [Missing Graphic Reference]

Not Applicable [Missing Graphic Reference] (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01, Other Events.  Filing of Amended Interpleader Action in Connecticut Superior Court

On August 8, 2012, Starboard Resources, Inc. (the “Company”) interpleaded 550,000 common stock shares filed in the Connecticut Superior Court in Stamford, Connecticut in Docket No. FST-CV12-6015112-S due to allegations by limited partners of Giddings Oil & Gas LP that those shares had been converted from Giddings Oil & Gas LP. That Bill of Interpleader is filed as Exhibit 99.1.3 to the Company’s Form 10 filed on June 7, 2013.

Before February 25, 2014 Giddings Oil & Gas LP, Asym Energy Fund III LP and Hunton Oil Partners LP collectively were the record owners of 9,635,000 of common stock shares or 77.94% of our common stock.  This portion of our common stock shares was subject to an agreement dated January 20, 2012, (included as Exhibit 4.2 to the Company’s Form 10 filed on June 7, 2013), between Asym Capital III LLC, Giddings Genpar LLC, Hunton Oil Genpar LLC and SOSventures, LLC.   The Agreement provides that upon “monetization” of the Starboard Resources equity, that Giddings Oil & Gas LP, Hunton Oil Partners LP and Asym Energy Fund III LP shall be “dissolved” and their “affairs wound up.”  According to the agreement:

“Monetization” means the receipt of a liquidating distribution in cash from Starboard or its successors, including a corporate successor formed for the purposes of effecting a public offering, or the receipt of unrestricted and freely transferable securities registered under the Securities Act of 1933, as amended in connection with a going public transaction at Starboard Resources, LLC, however affected.

On February 21, 2014, the Company delivered common stock share stock certificates relating to 9,635,000 of our common stock shares held by the Partnerships to the Partnerships in accord with the terms of the “Monetization Agreement.”  The sale of these securities was registered pursuant to the Company’s Form S-1/A declared effective on November 12, 2013.

Pursuant to instructions, the Company’s transfer agent cancelled the 9,635,000 shares on February 24, 2014 and made a distribution of these common stock shares the beneficial owners of the Partnerships. The Company then timely filed a Form 8-K on February 27, 2014 relating to the change of control from such distribution.

After said distribution, our transfer agent reissued certificates for 927,933 common stock shares to Giddings Oil & Gas LP, 540,860 common stock shares to Asym Energy Fund III LP and 172,098 common stock shares to Hunton Oil Partners LP.  On March 17, 2014 the Company received the certificates and instructions to hold these common stock shares represented by the certificates in its own name.  On March 18, 2014, the Company interpleaded these common stock shares into the same Connecticut Superior Court in which it had previously interpleaded 550,000 common stock shares through its First Amended Bill of Interpleader.  This increased the number of interpleaded common stock shares from 550,000 to 2,190,891.  The Company disclaimed a beneficial interest in these common stock shares in its First Amended Bill of Interpleader. The First Amended Bill of Interpleader is Docket No. FST-CV12-6015112-S filed in the Connecticut Superior Court in Stamford, Connecticut.  It is attached as Exhibit 99.1.5 to the Company’s First Post-Effective Amendment to its Form S-1 filed on Form POS AM on March 20, 2014.

The interpleaded common stock shares now amount to 17.72% of the Company’s outstanding common stock. If the interpleaded common stock shares are not distributed through Court order or settlement, we anticipate that it would be highly unlikely for the interpleaded shares to vote in a shareholder meeting as the shares are held on the Company’s books in the Company’s own name, referencing the First Amended Bill of Interpleader.

Further, if the interpleaded common stock shares are distributed through Court order or settlement, then such common stock shares would not be included in our Form S-1 Registration Statement, as amended on March 20, 2014.   Accordingly, in that case the common stock shares may not be sold until the new selling stockholders and the common stock shares are included in an effective registration statement under the Securities Act of 1933 or unless through the limited sales allowed in the safe harbor for sellers not being underwriters under SEC Rule 144.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Starboard Resources, Inc.

Date: March 21, 2014	By:	/s/ Michael Pawelek
Michael Pawelek
Chief Executive Officer